RE: Petrol Oil and Gas, Inc. (formerly Euro Technology Outfitters) Registration Statement Form SB-2

We hereby consent to the use of our audit report dated November 8, 2002 relating to the September 30, 2002 financial statements of Petrol Oil and Gas, Inc. in the Registration Statement (Form SB-2).


Weaver & Martin

Kansas City, Missouri
January 16, 2003